EXHIBIT 23.2

                         Glast, Phillips & Murray, P.C.
                          815 Walker Street, Suite 1250
                              Houston, Texas 77002
                                 (713) 237-3135

July 10, 2003

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  American Commerce Solutions, Inc. - Form S-8 Amendment No. 1

Gentlemen:

     I have acted as counsel to American Commerce Solutions, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-8 Amendment No. 1 relating to the registration of 15,000,000 shares of its common stock, ("Incentive Shares"), $0.002 par value per Incentive share, which are issuable pursuant to the Company's Employee Stock Incentive Plan for the Year 2003, as well as the registration of 5,000,000 shares of its common stock ("Stock Shares"), $0.002 par value per Stock Share, which as issuable pursuant to the Company's Amended Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2003. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                        Very truly yours,

                                        /s/ Norman T. Reynolds

                                        Norman T. Reynolds